                                                                   EXHIBIT 10.20

                            OPTION PURCHASE AGREEMENT

     This Option Purchase Agreement (the "Agreement") is made and entered into as of June 4, 2002, by and between Contango Sundance, Inc., a Delaware corporation and its affiliates ("Contango") and Cheniere Energy, Inc., a Delaware corporation and its affiliates ("Cheniere"), each a "party" and collectively the "parties."

                                 R E C I T A L S

     A. Cheniere intends to form a limited partnership ("Freeport") for the purpose of developing one or more LNG receiving and regasification facilities in Freeport, Texas (the "Project").

     B. Contango desires to obtain from Cheniere, and Cheniere desires to grant to Contango, an option, composed of two tranches (the First Option and the Second Option, as defined herein), to acquire up to 20% of the partnership interests of Freeport (the "Freeport Interests"), on a fully diluted basis, on the terms and conditions set forth herein.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions.

     1.1     The following terms shall have meanings assigned to them below:

     1.1.1 "Agreement" shall have the meaning assigned to it in the introductory paragraph.

     1.1.2 "Cheniere" shall have the meaning assigned to it in the introductory paragraph.

     1.1.3 "Cheniere Additional Sale Notice" shall have the meaning assigned to it in Section 7.5

     1.1.4 "Cheniere Indemnified Parties" shall have the meaning assigned to it in Section 8.2.

     1.1.5 "Contango" shall have the meaning assigned to it in the introductory paragraph.

     1.1.6 "Contango Indemnified Parties" shall have the meaning assigned to it in Section 8.1.

     1.1.7   "Development Schedule" shall have the meaning assigned to it in
             Section 7.2.6.

     1.1.8   "Financing Statements" shall have the meaning assigned to it in
             Section 3(a).

     1.1.9   "First Option" shall have meaning assigned to it in Section 2.

     1.1.10 "First Option Expiration Date" shall have the meaning assigned to it in Section 2.1.

     1.1.11  "First Option Price" shall have the meaning assigned to it in
             Section 2.2.1.

     1.1.12 "Freeport" and "Freeport Interests" shall have the meanings assigned to them in the Recitals.

     1.1.13  "Note" shall have the meaning assigned to it in Section 2.2.2.

     1.1.14  "Option Price" shall have the meaning assigned to it in Section 2.

     1.1.15  "Partnership Agreement" shall have the meaning assigned to it in
             Section 7.2.

     1.1.16  "Prepayment Amount" shall have the meaning assigned to it in
             Section 7.2.4(f).

     1.1.17  "Project" shall have the meaning assigned to it in the Recitals.
     1.1.18  "Second Option" shall have the meaning assigned to it in Section 2.

     1.1.19 "Second Option Expiration Date" shall have the meaning assigned to it in Section 2.3

     1.1.20  "Second Option Price" shall have the meaning assigned to it in
             Section 2.4.

     1.1.21  "Security Agreement" shall have the meaning assigned to it in
             Section 3(a).

2. Option to Purchase. Upon the terms and subject to the conditions set forth in this Agreement, in exchange for a payment of $750,000 by Contango in immediately available funds (the "Option Price"), Cheniere hereby grants Contango an exclusive option (i) to purchase 10% of the Freeport Interests (the "First Option") and (ii) to purchase an additional 10% of the Freeport Interests (the "Second Option"), such that upon exercise of the Second Option Contango would own 20% of the Freeport Interests on a fully diluted basis.

     2.1 First Option Term. The First Option shall be exercisable at any time on or prior to the First Option Expiration Date (as defined). The First Option shall expire (the "First Option Expiration Date") upon the earlier to occur of (i) December 15, 2002 and (ii) the date that is seven (7) days after Contango's receipt of a Cheniere Additional Sale Notice.

2.2 First Option Price.

     2.2.1 The exercise price for the First Option (the "First Option Price") shall be One Million Five Hundred Thousand Dollars ($1,500,000), payable as follows:

           (a) Contango shall pay Cheniere the Option Price on the date of this Agreement, which amount shall be credited to the First Option Price;

           (b) the balance of $750,000 shall be paid by Contango on the date the First Option is exercised in immediately available funds; and

           (c) any amount payable pursuant to Section 7.2 hereof.

     2.2.2 Upon the expiration without exercise of the First Option in accordance with its terms, the Option Price shall be refunded, together with any applicable interest, to Contango on or before July 15, 2003 in accordance with the terms of the promissory note (the "Note") of Cheniere, attached hereto as Exhibit B.

2.3 Second Option Term. The Second Option shall become exercisable on the date the First Option is exercised. The Second Option shall expire on the earlier to occur of (i) the First Option Expiration Date if Contango fails to exercise the First Option on or prior thereto or (ii) December 15, 2002, provided that if the payment specified in Section 2.4(b)(i) has not been delivered to Cheniere, the Second Option shall expire at the close of business on September 15, 2002 (such date as applicable, the "Second Option Expiration Date").

2.4 Second Option Price. The price for the Second Option (the "Second Option Price") shall be One Million Five Hundred Thousand Dollars ($1,500,000), payable as follows:

           (a) if the Second Option is exercised prior to September 15, 2002, $1,500,000 (plus any amount required by Section 7.2) shall be paid by Contango on the date of exercise; and

           (b) if the Second Option is not exercised prior to September 15, 2002, then (i) on September 15, 2002, Contango shall pay Cheniere $250,000 as a nonrefundable deposit on the Second Option Price and
           (ii) on the date the Second Option is exercised, Contango shall pay Cheniere $1,250,000 (plus any amount required by Section 7.2).

2.5 Method of Exercise; Option Closings. In the event Contango elects to exercise the First Option and/or the Second Option, the purchase and sale of the Freeport Interests covered thereby shall occur at one or more subsequent closings as specified in the Option

Exercise Notice (as defined below) or at such other time as Cheniere and Contango mutually agree.

     2.5.1 Exercise of First Option. Contango shall exercise the First Option by delivering written notice of exercise (the "Option Exercise Notice") to Cheniere on or prior to the First Option Expiration Date, which notice shall specify the exercise date of such option which shall occur prior to the First Option Expiration Date. On the exercise date, a closing shall occur whereby (i) Contango shall deliver to Cheniere the payment set forth in Section 2.2.1(b) and
            (c) hereof, the Note and terminations of the Security Agreement and the Financing Statements along with a release as reasonably requested by Cheniere and (ii) the parties shall enter into a joinder to the Partnership Agreement (as defined below), admitting Contango as a partner in Freeport, owning a 10% partnership interest in Freeport, in accordance with the terms of this Agreement.

     2.5.2 Exercise of Second Option. Contango shall exercise the Second Option by delivering an Option Exercise Notice to Cheniere on or prior to the Second Option Expiration Date, which notice shall specify the exercise date of such option which shall occur prior to the Second Option Expiration Date. On the exercise date, a closing shall occur whereby (i) Contango shall deliver to Cheniere the payment set forth in Section 2.4(a) or 2.4(b) hereof, as applicable, and (ii) Contango shall then own a 20% partnership interest in Freeport, in accordance with the terms of this Agreement and the Partnership Agreement.

3. Security. Cheniere's obligation to refund the Option Price to Contango shall be secured by the following:

               (a) the grant to Contango of a security interest in all revenue and receivables of Cheniere and its affiliates, including without limitation all oil and gas receivables, as evidenced by a security agreement (the "Security Agreement"), attached hereto as Exhibit A, to be entered into on the date hereof and the filing of a UCC-1 or other applicable financing statement or statements (the "Financing Statements") with the secretary of state of Delaware; and

               (b) the execution by Cheniere on the date hereof of the Note, attached hereto as Exhibit B, in favor of Contango in the principal amount of $750,000, evidencing Cheniere's obligations under Section 2.2.2 of this Agreement.

4. Intentionally Omitted.

5. Representations and Warranties of Cheniere. Cheniere represents and warrants to Contango as follows:

     5.1 Corporate Existence; Authority. Cheniere is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has all requisite power and authority to own and operate its property, to carry on its business as now conducted and to carry out the transactions contemplated by this Agreement. Cheniere is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. The individual executing and delivering this Agreement on behalf of Cheniere has been duly authorized to execute and deliver this Agreement on behalf of Cheniere, and the signature of such individual is binding upon Cheniere.

     5.2 Enforceability. This agreement constitutes the valid and binding agreement of Cheniere, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     5.3 No Conflicts. The execution and performance of this Agreement, the Security Agreement, the Financing Statements and the Note by Cheniere will not (a) violate or conflict with Cheniere's certificate of incorporation or bylaws or any agreements; (b) conflict with or violate any judicial or administrative order, award, judgment or decree applicable to Cheniere; (c) conflict with any of the terms, conditions or provisions of any mortgage, instrument, lease, agreement, contract or restriction to which Cheniere is a party, or by which Cheniere is bound, or require the approval of any creditor of Cheniere or any other party; (d) violate any provision of any federal or state statute, rule or regulation applicable to Cheniere, except where such failure or violation would not have a material adverse effect on Cheniere's ability to perform its obligations hereunder and thereunder.

     5.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Cheniere is required in connection with the consummation of the transactions contemplated by this Agreement.

     5.5 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of Cheniere, threatened against or relating to Cheniere or its properties or business, that if determined adversely to Cheniere may reasonably be expected to have a material adverse effect on Cheniere's ability to perform its obligations under this Agreement, the Note, the Security Agreement and the Financing Statements.

     5.6 Brokers' or Finders' Fees. No agent, broker, investment banker, person or firm acting on behalf of Cheniere other than Petrie Parkman & Co. (the fees for which will be borne solely by Cheniere), is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

6. Representations and Warranties of Contango. Contango represents and warrants to Cheniere as follows:

     6.1 Corporate Existence; Authority. Contango is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and it has all requisite power and authority to carry on its business as now conducted and to carry out the transactions contemplated by this Agreement. Contango is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. The individual executing and delivering this Agreement on behalf of Contango has been duly authorized to execute and deliver this Agreement on behalf of Contango, and the signature of such individual is binding upon Contango.

     6.2 Enforceability. This agreement constitutes the valid and binding agreement of Contango, enforceable in accordance with its terms, except as such enforceability may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     6.3 No Conflicts. The execution and performance of this Agreement and the Security Agreement by Contango will not (a) violate or conflict with Contango's certificate of incorporation or bylaws or any agreements; (b) conflict with or violate any judicial or administrative order, award, judgment or decree applicable to Contango; (c) conflict with any of the terms, conditions or provisions or any mortgage, instrument, lease, agreement, contract or restriction to which Contango is a party, or by which Contango is bound, or require the approval of any creditor of Contango or any other party; (d) violate any provision of any federal or state statute, rule or regulation applicable to Contango, except where such failure or violation would not have a material adverse effect on Contango's ability to perform its obligations hereunder and thereunder.

     6.4 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Contango is required in connection with the consummation of the transactions contemplated by this Agreement.

     6.5 Litigation. There is no litigation or other legal, administrative or governmental proceeding pending or, to the knowledge of Contango, threatened against or relating to Contango or its properties or business, that if determined adversely to Contango may reasonable be expected to have a material adverse effect on Contango's ability to perform its obligations under this Agreement or the Security Agreement.

     6.6 Brokers' or Finders' Fees. No agent, broker, investment banker, person or firm acting on behalf of Contango other than Growth Capital Partners (the fees for which will be borne solely by Contango), is or will be entitled to any brokers' or finders' fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

7. Covenants.

     7.1 Limitation on Indebtedness; No Sale of Business. Cheniere shall be prohibited, until such time as the First Option is exercised or, in the event the First Option expires in accordance with its terms, until the Option Price (together with interest thereon) has been refunded to Contango, from (i) incurring any other indebtedness for borrowed money, other than unsecured indebtedness that is junior and subordinate in right of payment to Cheniere's obligations under the Note, which subordination shall be pursuant to documentation reasonably satisfactory to Contango,
     (ii) grant a security interest, mortgage, pledge or otherwise grant a lien in any of its property or assets to secure payment of a debt or the performance of an obligation, and (iii) directly or indirectly selling all or any substantial portion of its assets outside the ordinary course of business; provided that Cheniere may farm out existing oil and gas existing leases to third party industry partners and may sell up to an additional 40% of the Freeport Interests.

     7.2 Partnership Agreement. On the date of an exercise of the First Option by Contango, the parties shall enter into an agreement of limited partnership (the "Partnership Agreement") with Freeport LNG GP, Inc., a wholly owned subsidiary of Cheniere, as general partner, that will be in form and substance reasonably satisfactory to Contango. Prior to execution of the Partnership Agreement, Cheniere, Contango and all other prospective partners therein as identified by Cheniere shall negotiate the Partnership Agreement and its terms in good faith. Notwithstanding anything herein to the contrary, unless otherwise agreed to by both parties, the terms of the Partnership Agreement shall include without limitation the following:

     7.2.1 Effective Date. The effective date of Contango's ownership of the Freeport Interests purchased upon exercise of the First Option and, if applicable, the Second Option shall be the date of formation of the partnership.

     7.2.2 Partner Interest. The ownership interest in Freeport of Contango (or its designated affiliate) shall be a limited and/or general partnership interest.

     7.2.3 General Partner: Freeport LNG GP, Inc., a wholly owned Cheniere subsidiary, will own 1% of Freeport as the general partner and shall be the managing partner of Freeport.

     7.2.4 Expenditures: Expenditures after January 1, 2002 will be funded by cash calls paid by the partners in accordance with the following:

     (a) With respect to the first Five Million Dollars ($5,000,000) incurred after January 1, 2002, such expenditures will be funded by the partners by cash calls pro rata in accordance with their respective partnership interests, payable according to procedures outlined in the Partnership Agreement.

     (b) Beginning with the first dollar of additional capital contributions in excess of Five Million Dollars ($5,000,000), all partners will make their contributions pro rata in accordance with their respective partnership interests according to procedures outlined in the Partnership Agreement.

     (c) Cash expenditures incurred by Cheniere or its affiliates from January 1, 2002 will be credited against Cheniere's pro rata share of the initial cash call. Through June 30, 2002, such expenditures are estimated at $1,500,000.

     (d) Cheniere and its affiliates have accrued liabilities related to development expenditures for the Project after January 1, 2002, which will be payable by Freeport. Through June 30, 2002, such liabilities are estimated at $500,000.

     (e) A preliminary budget for 2002 and 2003 will be attached to the Partnership Agreement. The attached budget shall include both the cash expenditures and liabilities described above.

     (f) An initial cash call relating to 2002 operating expenses will be made after the formation of the partnership. Such initial cash call will require Contango to contribute One Million Dollars ($1,000,000) to Freeport on the later to occur of the exercise date, or the date specified in the Partnership Agreement for funding of the capital call by all partners, regardless of whether the Second Option has then been exercised. Such payment by Contango shall be credited against Contango's pro rata share of the initial $5,000,000 capital call, and then the excess remaining credited as a prepayment of Contango's pro rata share of either the initial $5,000,000 capital call related to the interests acquired pursuant to the Second Option, or if Contango fails to exercise such Second Option, Contango's pro rata share on future capital calls (the "Prepayment Amount"); provided that in the event Contango subsequently exercises the Second Option, the Prepayment Amount shall be reallocated and applied to Contango's pro rata share of 2002 operating expenses relating to the interests acquired upon exercise of the Second Option.

     7.2.5 Failure To Fund Cash Calls: If any partner in Freeport obligated to make a capital contribution to Freeport fails to make such contribution, any other partner or partners may fund such contribution and increase its ownership interest in Freeport in proportion to the contribution made, with the non-contributing partner's equity position in Freeport being diluted accordingly.

     7.2.6 Annual Budget: An addendum will be included setting forth an operating and capital expenditure budget for fiscal years 2002 and 2003.

     7.2.7 Noncompetition: Each of the partners in Freeport will not compete, directly or indirectly, with Freeport in the building, owning and operating of LNG receiving and regasification facilities within 20 miles of Freeport, Texas.

     7.2.8 Transferability: Contango and Cheniere, or their affiliates, will have a right to transfer all or a portion of their respective ownership in Freeport to an affiliate, subject to certain customary restrictions. Transfer rights to third parties will be agreed and specified.

     7.2.9 Dissolution: The rights of each partner with respect to the dissolution of Freeport shall be specified.

     7.2.10 Standstill: Cheniere will agree not to actively pursue development of its other potential LNG sites in Texas with LNG suppliers until firm Terminal Use Agreements of at least the equivalent of 600 MMcf/d of natural gas have been executed for the Project.

     7.2.11 Governing Law: The Partnership Agreement will be governed by the laws of the State of Texas, without reference to its choice of law principles.

7.3 Formation of Entity. Cheniere agrees to form the Freeport entity as soon as practicable after the date of this Agreement and to take all action necessary for the sale of partnership interests in such entity to Contango upon exercise of the First Option and the execution of the Partnership Agreement.

7.4 Conduct of Partnership. After the formation of Freeport and until such time as the First Option is exercised, Cheniere will cause Freeport LNG GP, Inc., as managing partner of Freeport, to conduct the business of the partnership as contemplated by the parties to this Agreement on the date hereof, including without limitation complying with the terms of the Partnership Agreement and the purpose of the partnership as stated therein and developing the Project in accordance with customary and reasonably prudent development standards for an LNG receiving and regasification facility.

7.5 Sale of Additional Interests. Cheniere agrees that, prior to the exercise of the First Option, it shall and it shall cause Freeport to sell additional interests in Freeport to additional investors only on terms that are no less favorable than those obtained by Contango hereunder. Promptly after the sale of twenty percent (20%) or more of the interests in Freeport to additional investors on terms no less favorable than those obtained by Contango, Cheniere shall deliver to Contango notice thereof, including the financial and other terms of such sales (the "Cheniere Additional Sales Notice"). Notwithstanding anything in this Agreement to the contrary, the Cheniere Additional Sales Notice shall be deemed to have been given to Contango if and only if (i) it is delivered personally, (ii) it has been faxed to Contango, upon electronic confirmation of receipt of such fax (provided such fax is immediately confirmed by overnight mail or delivery service requiring signature by Contango on receipt), or (iii) it is delivered by overnight mail or delivery service requiring signature by Contango on receipt, in which case it shall be deemed delivered on the date the delivery signature is obtained.

7.6 Certain Payments. All revenues relating to the proposed operation of the Project received by Cheniere, its affiliates or Freeport on or after January 1, 2002 shall be considered to be the property of Freeport and received for its benefit, to be held or distributed, as the case may be, in accordance with the terms of the Partnership Agreement and shall be allocated amongst the partners pro rata in accordance with their respective percentage interests in the Partnership (which, in the case of Contango, shall be Contango's percentage interest as of December 15, 2002).

     7.7 Confidentiality. The contents of this Agreement are intended to be confidential and are not to be discussed with or disclosed to any third person, except (i) with the express prior written consent of the other party hereto, (ii) as may be required or appropriate in response to any summons, subpoena or discovery order or to comply with any applicable law, order, regulation or ruling, provided that (a) the disclosing party seeks, under applicable law, confidential treatment for such information by the governmental or regulatory authority or such other recipient and (b) prior to such disclosure, the other party is given prompt written notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of an injunction to prohibit such disclosure; or (iii) to financial advisors, legal counsel and other consultants assisting such party, or to third parties in order to obtain such consents or approvals from such third parties as may be necessary or desirable, provided that such advisors, counsel, consultants and third parties have either entered into confidentiality arrangements with the party disclosing such confidential information to such persons, or they agree to become bound by the terms of this Section 7.7 as if they were a party to this letter; provided, that nothing contained herein shall prevent any party from promptly making such disclosures as may, in its good faith judgment, be required or advisable under applicable securities laws (in which case the disclosing party shall advise the other party and provide them with a copy of the proposed disclosure prior to making such disclosure).

     7.8 Further Actions. Each of the parties hereto agrees that it will, at any time, and from time to time, upon the request of the appropriate party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required to consummate the transaction contemplated by this Agreement.

8. Indemnification.

     8.1 Indemnity by Cheniere Against Claims. Cheniere hereby indemnifies and holds harmless Contango and its shareholders, employees, agents, affiliates, successors and assigns (the "Contango Indemnified Parties") from and against the following:

     8.1.1 any and all losses, costs, liabilities, damages, or deficiencies resulting from any misrepresentation, breach or failure of any warranty or non-fulfillment of any agreement, covenant or undertaking on the part of Cheniere contained in this Agreement; and

     8.1.2 any and all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, reasonable attorneys', accountants' or other professional fees incident to this Section 8.1).

     8.2 Indemnity by Contango Against Claims. Contango hereby indemnifies and hold harmless Cheniere and its shareholders, employees, agents, affiliates, successors and assigns (the "Cheniere Indemnified Parties") from and against the following:

     8.2.1 any and all losses, costs, liabilities, damages or deficiencies resulting from any misrepresentation, breach or failure of any warranty or non-fulfillment of any agreement, covenant or undertaking on the part of Contango contained in this Agreement; and

     8.2.2 any and all actions, suits, proceedings, demands, assessments, judgments, costs and expenses (including, but not limited to, reasonable attorneys', accountants' and other professional fees incident to this Section 8.2).

     8.3 Remedies. Upon the occurrence of any event for which any of the Contango Indemnified Parties or the Cheniere Indemnified Parties, as the case may be, is entitled to indemnification under this Agreement, such indemnified party shall have all of the rights and remedies in law and in equity available to it.

9. Miscellaneous.

     9.1 Inurement; Binding Effect. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, and assigns.

     9.2 Assignment. Neither party may assign any of its rights under this Agreement, except that either party may assign its rights under this Agreement to one or more of its wholly owned affiliates (or in the case of Contango, any wholly owned subsidiary of Contango Oil & Gas Company); provided, that no such assignment shall relieve any assigning party from any of its obligations hereunder.

     9.3 Third Parties. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

     9.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address as a party may specify by notice given pursuant to this Section 9.4):

           If to Contango:

                 Contango Sundance, Inc.
                 3700 Buffalo Speedway, Suite 960
                 Houston, Texas  77098
                 Attention:  Kenneth R. Peak
                 Facsimile No.:  713-960-1065
         with a required copy to:

                  Morgan, Lewis & Bockius LLP
                  300 South Grand Avenue, 22nd Floor
                  Los Angeles, California  90071-3132
                  Attention:  Richard A. Shortz, Esq.
                  Facsimile No.:  213-612-2554

         If to Cheniere:

                  Cheniere Energy, Inc.
                  333 Clay Street, Suite 3400
                  Houston, Texas  77002
                  Attention:  Don Turkleson
                  Telephone No.:  (713) 659 1361

         with a required copy to:

                  Andrews & Kurth, L.L.P.
                  600 Travis, Suite 4200
                  Houston, Texas  77002
                  Attention:  Michael Overman
                  Facsimile No.:  (713) 238-7411

     Except as set forth elsewhere in this Agreement, such notice or communication shall be deemed to have been given when delivered personally, upon electronic confirmation of receipt if by fax (provided such fax is immediately confirmed by registered or certified mail (postage prepaid, return receipt requested), or the earlier of (i) the date delivered or (ii) three days after being mailed (with the first day of this three day period being the day following mailing).

     9.5 Entire Agreement. This agreement, together with the Security Agreement, the Note and the Partnership Agreement (collectively, the "Transaction Documents"), shall constitute the entire subject matter concerning the granting of an option by Cheniere to Contango for the purchase of the Freeport Interests, and there are no agreements, undertakings, restrictions, representations, or warranties among the parties for the option to purchase the Freeport Interests other than those set forth in the Transaction Documents. This agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings, and agreements between the parties relating to the granting of an option by Cheniere to Contango for the purchase of the Freeport Interests.

     9.6 Amendment. This Agreement may be amended, modified, or supplemented only by a writing signed by Contango and Cheniere.

     9.7 Waiver. The waiver by either party of the performance by the other party of any provision of this Agreement shall not invalidate this Agreement, nor shall it be considered a waiver of any other provision of this Agreement, nor shall it be considered a waiver of the performance of such provision required to be made at a later date. The waiver by either party of any breach by the other party of any provision of this Agreement shall not constitute a waiver of the breach of any other provision of this Agreement, or of any preceding or succeeding breach of the same provision. Any waiver under this Agreement must be in writing and signed by the waiving party to be effective, and shall be effective only to the extent of such writing.

     9.8 Severability, Construction. This agreement shall be deemed severable, and the invalidity and unenforceability of any provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other provision of this Agreement. If any provision of this Agreement or and agreement delivered pursuant hereto, is invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     9.9 Section Headings. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement.

     9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be considered one and the same agreement.

     9.11 Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAW PRINCIPLES. THE PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT SHALL BE BROUGHT IN ANY COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT LOCATED IN DELAWARE. THE PARTIES HERETO CONSENT AND SUBMIT TO PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING.

     9.12 Costs. All costs and expenses (including legal and accounting fees) incurred by either party in negotiating this Agreement and carrying out the transactions contemplated by this Agreement shall be paid by the party incurring such fees and costs.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

CONTANGO:

CONTANGO SUNDANCE, INC.
a Delaware corporation

By:      /s/ Kenneth R. Peak
Name:    Kenneth R. Peak
Title:   Chairman and Chief Executive Officer

CHENIERE:

CHENIERE ENERGY, INC.
a Delaware corporation

By:      /s/ Charles M. Reimer
Name:    Charles M. Reimer
Title:   President and Chief Executive Officer

                                   EXHIBIT A

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT dated as of June 4, 2002 (the "Security Agreement") is by and between CHENIERE ENERGY, INC., a Delaware corporation (the "Debtor") and CONTANGO OIL & GAS COMPANY, a Delaware corporation (the "Secured Party").

     WHEREAS, pursuant to the terms of an Option Purchase Agreement dated of even date herewith (the "Purchase Agreement") between the Debtor and Secured Party, Debtor agreed to purchase, and Secured Party agreed to sell, an option, composed of two tranches (the First Option and the Second Option, each as defined in the Purchase Agreement), to acquire up to 20% of the partnership interests of a limited partnership ("Freeport") formed for the purpose of developing one or more LNG receiving and regasification facilities in Freeport, Texas (the "Freeport Interests"), on a fully diluted basis, upon the terms and conditions set forth therein.

     WHEREAS, in connection with the Purchase Agreement, the Secured Party has agreed to make an initial payment of $750,000.00 (the "Initial Payment"), which amount shall be refunded to the Secured Party (with interest thereon) in the event the First Option expires without having been exercised (the "Refund"). The Debtor's obligation to repay the Refund is evidenced by, and subject to, the terms of that certain Secured Promissory Note in the original principal amount of $750,000.00, dated of even date herewith (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Note") by the Debtor in favor of the Secured Party.

     WHEREAS, the Debtor has agreed to grant to the Secured Party a security interest in the Collateral (as hereinafter defined) to secure its obligations under the Note and Purchase Agreement to repay the Refund (if applicable), to the extent and in accordance with the terms hereof.

     NOW, THEREFORE, in consideration of the above premises, the parties hereto agree as follows:

     SECTION 1. Definitions. When used in this Security Agreement:

     "Collateral" shall mean all of the Debtor's right, title and interest in the Debtor's accounts, revenue and accounts receivables (including without limitation, all oil and gas receivables), all rights to payment thereof evidenced by chattel paper (including tangible chattel paper and electronic chattel paper) or instruments, all letters of credit and letter of credit rights, all payment intangibles, all supporting obligations, and any and all proceeds thereon, products thereof or income therefrom.

     "Event of Default" shall mean the occurrence of any of the following events: (1) an Event of Default (as defined in the Note), or (2) the failure of the Debtor to comply with or perform any of the covenants contained herein.

     "Obligations" shall mean all obligations of the Debtor to make due and punctual payment of principal of and interest and any fees under the Note, costs and attorneys' fees, and all other monetary obligations of the Debtor to the Secured Party hereunder and under the Note, now or hereafter existing, or due or to become due.

     All terms not otherwise defined herein shall have the respective meanings set forth in the Note. Terms not otherwise defined herein or in the Note shall have, where appropriate, their respective definitions as set forth in the Uniform Commercial Code as in effect in the State of Delaware.

     SECTION 2. Grant of Security Interest. As security for the prompt and complete payment when due of the Obligations, the Debtor hereby grants to the Secured Party a security interest in all of his right, title and interest in and to all Collateral.

     SECTION 3. Representations and Warranties of the Debtor. The Debtor hereby represents and warrants to the Secured Party that: (i) it is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) it has the corporate power and authority to own its properties, carry on its business as it is currently being conducted and to execute, deliver and perform its obligations under this Security Agreement and the Note, (iii) the execution, delivery and performance by the Debtor of this Security Agreement and the Note have been duly authorized by all necessary corporate action, will not constitute a violation of any indenture, agreement, or undertaking to which the Debtor is a party or by which the Debtor is bound, will not violate any provision of the Certificate of Incorporation or By-laws of the Debtor, and will not violate any provision of applicable law, and order of any court or other agency of the United States or any state thereof applicable to the Debtor or its assets in properties; (iv) the execution, delivery and performance of this Security Agreement will not result in the creation or imposition of any lien or charge on, security interest in or other encumbrance on any of the assets of the Debtor except as contemplated by this Security Agreement; (v) no consent of any other party (including, without limitation, creditors of the Debtor) and to the Debtor's knowledge, no permit, approval or authorization of, exemption by, notice or report to or registration or filing with, any governmental authority is required to be obtained by the Debtor in connection with the execution, delivery and performance of this Security Agreement; (vi) no financing statement, mortgage, notice of lien, deed of trust, security agreement, or any other agreement or instrument creating or giving notice of an encumbrance or charge against any of the Collateral is in existence or on file in any public office other than those created or filed pursuant to the terms of this Security Agreement in favor of the Secured Party and (vii) this Security Agreement, when executed and delivered, will create and grant to the Secured Party (upon the filing of the appropriate UCC financing statements) a valid lien on and a perfected security interest in favor of the Secured Party in, all right, title or interest of the Debtor in or to the Collateral, subject to no prior pledge, lien, security interest, charge or encumbrance or to any agreement purporting to grant any third party a security interest in the Collateral.

     SECTION 4. Covenants of the Debtor. The Debtor hereby covenants and agrees that:

     (a) It will keep the Collateral free and clear of all security interests, liens and claims other than the security interest and lien herein granted and will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral except by assignment to the Secured Party.

     (b) It will defend the Secured Party's right, title and security interest in and to the Collateral against claims and demands of all persons whomsoever.

     (c) It will not change its name, organization structure, jurisdiction of incorporation or its location except upon 30 days' prior written notice to the Secured Party.

     SECTION 5. The Secured Party's Rights Exclusive of the Debtor's Default. The Debtor hereby agrees to permit representatives of the Secured Party, upon reasonable notice to the Debtor, to discuss its records in connection with the Collateral at such reasonable times and as often as may be reasonably requested by the Secured Party. The Secured Party, from time to time, at its option may take any other action which the Secured Party deems necessary for the maintenance or preservation of any of the Collateral or its interest therein. The Secured Party shall have the right to designate any officer, employee or attorney to execute, sign, endorse, assign, transfer or deliver in the name of the Debtor or in its name any documents or certificates necessary to evidence, perfect and realize upon the security interest granted herein and the Obligations.

     SECTION 6. The Secured Party's Rights and Remedies Upon the Debtor's
Default.

     (a) Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its sole discretion, in its name or in the name of the Debtor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, the Collateral, but shall be under no obligation so to do, or the Secured Party may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of the Debtor. The Secured Party will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Debtor fails to make any payment or to take any action required hereunder, the Secured Party may make such payments and take all such actions as the Secured Party reasonably deems necessary to protect the Secured Party's security interests in the Collateral and/or the value thereof, and the Secured Party is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any liens which in the judgment of the Secured Party appear to be equal to, prior to or superior to the security interests of the Secured Party in the Collateral and any liens not expressly permitted by this Security Agreement.

     (b) Possession, Sale of Collateral, etc. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may take such measures as it may deem necessary or proper for the care or protection of the Secured Party's rights and remedies hereunder, including the right to sell or cause to be sold, whenever the Secured Party shall decide, in one or more sales or parcels, at such prices as the Secured Party may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at a public or private sale, without any demand of performance or notice of intention to sell or of the time or place of sale (except 10 days' written notice to the Debtor of the time and place of any such sale or sales and such other notices as may be required by applicable law and cannot be waived), and any person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by applicable law) from any claim or right of whatever kind, including any equity of redemption, of the Debtor, any such demand, notice, claim, right or equity being hereby expressly waived and released to the fullest extent permitted by applicable law. At any sale or sales made pursuant to this Section 6, the Secured Party may bid for or purchase, free (to the fullest extent permitted by applicable law) from any claim or right of whatever kind, including any equity of redemption, of the Debtor any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Secured Party by the Debtor hereunder as a credit against the purchase price. The Secured Party shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Secured Party shall not be chargeable with any of the obligations or liabilities of the Debtor. The Debtor hereby agrees (i) that it will indemnify and hold the Secured Party harmless from and against any and all claims with respect to the Collateral asserted before the taking control of the relevant Collateral by the Secured Party pursuant to this
Section 6, or arising out of any act of, or omission to act on the part of, any person (other than the Secured Party) prior to such taking of actual possession or control by the Secured Party, or arising out of any act on the part of the Debtor or its agents before or after the commencement of such actual possession or control by the Secured Party; and (ii) the Secured Party shall have no liability or obligation to the Debtor arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Secured Party shall be entitled to apply, without prior notice to the Debtor except as may be required by applicable law, any cash or cash items constituting Collateral in the possession of the Secured Party to payment of the Obligations then due and payable.

     (c) Application of Proceeds. The Debtor further agrees that the Secured Party may apply any proceeds from the disposition of any of the Collateral in the following manner: (x) first, to the payment of all costs and expenses incurred in connection with the sale of or other realization on any of the Collateral, including attorneys' fees and expenses if the Secured Party endeavored to collect the obligations of the Debtor owing the Secured Party by or through an attorney at law and (y) second, to the payment, in whole or in part of the obligations of the Debtor to the Secured Party in such order as the Secured Party may elect subject to any duty imposed by law and subject to the direction of a court of competent jurisdiction.

     (d) Power of Attorney. Upon the occurrence and during the continuance of an Event of Default which is not waived in writing by the Secured Party (i) the Debtor does hereby irrevocably make, constitute and appoint the Secured Party or any of its officers or designees their true and lawful attorney-in-fact with full power in the name of the Secured Party or such other person to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Secured Party, and to do any and all other acts necessary or proper to carry out the intent of this Security Agreement and the grant of the security interests hereunder, and the Debtor hereby ratifies and confirms all that the Secured Party or its substitutes shall properly do by virtue hereof; (ii) the Debtor hereby further irrevocably makes, constitutes and appoints the Secured Party or any of its officers or designees its true and lawful attorney-in-fact in the name of the Secured Party or its name (A) to enforce all of its rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Secured Party, (B) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Security Agreement that are required to be observed or performed by it, (C) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Secured Party may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Secured Party hereunder, and (D) to do any and all other things necessary or proper to carry out the intention of this Security Agreement and the grant of the security interests hereunder and the Debtor hereby ratifies and confirms in advance all that the Secured Party as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney. In the event the Secured Party exercises the power of attorney granted herein, the Secured Party shall concurrently with such exercise, provide written notice to the Debtor in accordance with Section 8 hereof.

     SECTION 7. Further Assurances. The Debtor agrees that it will from time to time, on request of the Secured Party, execute such financing statements, notices, and other documents, and pay the cost of filing or recording the same in all public offices deemed necessary by the Secured Party and to do all such other acts as the Secured Party may request to establish and maintain a valid security interest in the Collateral. The Debtor hereby irrevocably appoints the Secured Party as its attorney-in-fact (such power being coupled with an interest) to take such action in the Debtor's name, in the case that a default or an Event of Default shall have occurred and be continuing.

     SECTION 8. Notice. If any notification of intended disposition of any of the Collateral or of any other act by the Secured Party is required by law and a specific time period is not stated therein such notification given at least ten
(10) days before such disposition or act, shall be deemed reasonably and properly given. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Secured Party, to it at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, Attention: Kenneth R. Peak, Facsimile No. (713) 960-1065, (ii) if to Debtor, to it at 333 Clay Street, Suite 3400, Houston, Texas 77002, Attn: Charif Souki, Telephone No. (713) 659-1361, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the fifth business day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 8 or in accordance with the latest unrevoked written direction from such party.

     SECTION 9. Non-Waiver of Rights and Remedies. No delay or failure on the part of the Secured Party in the exercise of any right or remedy shall operate as a waiver thereof, no single or partial exercise by the Secured Party of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between the parties shall operate as a waiver of any right or remedy of the Secured Party.

     SECTION 10. Governing Law. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO ANY

CONFLICTS OF LAWS PROVISIONS. THE PARTIES HERETO AGREE THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS SECURITY AGREEMENT SHALL BE BROUGHT IN ANY COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT LOCATED IN DELAWARE. THE PARTIES HERETO HEREBY CONSENT AND SUBMIT TO PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING..

     SECTION 11. Severability. This Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalidated under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement and the parties hereto agree to negotiate in good faith a provision to replace the ineffective provision, such provision to be as similar in effect and intent as the ineffective provision as permissible.

     SECTION 12. Amendments. This Security Agreement may not be amended except by a writing signed by the parties hereto.

     SECTION 13. Benefits. The rights and privileges of the Secured Party hereunder shall inure to the benefits of its successors and assigns and the obligations of the Debtor shall be binding on the Debtor's successors and assigns.

     SECTION 14. Counterparts. This Security Agreement may be executed simultaneously in any number of counterparts, all of which taken together will constitute one agreement, and any party hereto may execute this Security Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the Debtor and the Secured Party have caused this Security Agreement to be duly executed on the date and year first written above.

                                 DEBTOR:

                                 CHENIERE ENERGY, INC.,
                                 a Delaware corporation


                                 By:    /s/ Charles M. Reimer
                                 Name:  Charles M. Reimer
                                 Title: President and Chief Executive Officer

                                 SECURED PARTY:

                                 CONTANGO OIL & GAS COMPANY,
                                 a Delaware corporation


                                 By:    /s/ Kenneth R. Peak
                                 Name:  Kenneth R. Peak
                                 Title: Chairman and Chief Executive Officer

                                   EXHIBIT B

                             SECURED PROMISSORY NOTE

$750,000.00                                                      Houston, Texas
                                                                   June 4, 2002

FOR VALUE RECEIVED, the undersigned, CHENIERE ENERGY, INC., a Delaware corporation ("Maker") hereby promises to pay to CONTANGO OIL & GAS COMPANY, a Delaware corporation ("Lender"), or order, at 3700 Buffalo Speedway, Suite 960, Houston, Texas 77098, or at such other address as the holder of this Secured Promissory Note ("Note") may specify in writing, the principal sum of SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($750,000.00) (the "Loan"), plus interest thereon, in the manner and upon the terms and conditions set forth below.

1. Rate of Interest

     The principal balance of this Note shall bear interest at a per annum rate equal to eight percent (8%) commencing on earlier to occur of: (i) the First Option Expiration Date (as defined in that certain Option Purchase Agreement, dated as of even date herewith between Lender and Maker (the "Option Purchase Agreement")) and (ii) such date on which Lender has provided written notice to Maker that Lender has irrevocably elected not to exercise the First Option. Interest charged on this Note shall be computed on the basis of a three hundred sixty five or three hundred sixty six (365/366) day year for actual days elapsed.

     If Maker shall default in the payment of principal of, or interest on, the Loan, whether at stated maturity, by acceleration or otherwise, Maker shall on demand from time to time pay interest, to the extent permitted by law, on the defaulted amount of the Loan up to the date of actual payment of such defaulted amount at a per annum rate equal to the lesser of twelve percent (12%) and the maximum amount permitted by applicable law.

     In no event shall the interest rate or rates payable under this Note, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Maker and Lender intend legally to agree upon the rate or rates of interest (and the other amounts paid in connection herewith) and manner of payment stated within this Note; provided, however, that anything contained herein to the contrary notwithstanding, if said interest rate or rates of interest (or other amounts paid in connection herewith) or the manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Note, the undersigned is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Maker in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of this Note to the extent of such excess.

2. Schedule of Payment

     Principal under this Note, together with all accrued and unpaid interest thereon and any other sums owing in connection herewith shall be due and payable on July 15, 2003 (the "Maturity Date").

3. Prepayment

     Voluntary prepayments of the principal balance of this Note shall be permitted at any time; provided that each such prepayment shall be accompanied by all accrued and unpaid interest on the amount being prepaid.

4. Holder's Right of Acceleration

     If any one or more of the following events shall occur (each an "Event of Default"):

     (a) Default shall be made in the payment of the principal or interest of this Note when and as the same shall become due and payable, either at the Maturity Date, by acceleration or otherwise;

     (b) Maker shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of his property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, or (iv) commence a voluntary case under the federal bankruptcy laws or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any other bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law;

     (c) An order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of all or a substantial part of the assets of Maker and such order, judgment or decree shall continue unstayed and in effect for a period of 30 days;

     (d) Maker fails or neglects to perform, keep, or observe any material term, provision, condition, covenant, or agreements set forth in the Option Purchase Agreement, the failure or neglect of which has a material adverse effect on Maker's ability to perform its material obligations thereunder, in each case giving effect to any applicable grace periods, cure periods, or required notices, if any;

then Lender may in its discretion and upon notice to Maker at the address set forth on the signature page hereof, declare the entire balance hereof immediately due and payable.

5. General Provisions

     (a) All payments of principal and interest shall be made in lawful money of the United States of America.

     (b) If this Note is not paid when due, the undersigned further promises to pay all costs of collection, foreclosure fees, and reasonable attorneys' fees incurred by the holder, whether or not suit is filed hereon.

     (c) The undersigned hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

     (d) The undersigned hereby consents to the acceptance, release, or substitution of security for this Note.

     (e) Any waiver of any rights under this Note or under any other agreement, instrument, or paper signed by the undersigned is neither valid nor effective unless made in writing and signed by the holder of this Note.

     (f) No delay or omission on the part of the holder of this Note in exercising any right shall operate as a waiver thereof or of any other right.

     (g) A waiver by the holder of this Note upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

     (h) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

     (i) This Note cannot be changed, modified, amended, or terminated orally.

     (j) THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS. MAKER AGREES THAT ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE SHALL BE BROUGHT IN ANY COURT OF THE STATE OF DELAWARE OR IN THE UNITED STATES DISTRICT COURT LOCATED IN DELAWARE. MAKER HEREBY CONSENTS AND SUBMITS TO PERSONAL JURISDICTION OF ANY SUCH COURT IN ANY ACTION OR PROCEEDING.

6. Security for this Note

     This Note is secured by the collateral described in that certain Security Agreement of even date herewith, between Lender and Maker, and is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein or granted in connection therewith.

     IN WITNESS WHEREOF, this Note has been executed and delivered on the date first set forth above.

                             "MAKER"

                             CHENIERE ENERGY, INC.


                             By:    /s/ Charles M. Reimer
                             Name:  Charles M. Reimer
                             Title: President and Chief Executive Officer

                             Address for Notices:
                             Cheniere Energy, Inc.
                             333 Clay Street, Suite 3400
                             Houston, TX  77002
                             Attn: Don Turkleson